Exhibit 10.5

SUPPLEMENT NO. 1 (the “Guaranty Supplement”) dated as of December 20, 2013, to the Guaranty dated as of December 19, 2013, among SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), certain subsidiaries of Holdings from time to time party thereto and CITICORP NORTH AMERICA, INC., as Administrative Agent.

A. Reference is made to the Credit Agreement dated as of December 19, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among POLYMER GROUP, INC., a Delaware corporation (the “Borrower”), Holdings, CITICORP NORTH AMERICA, INC., as Administrative Agent, the other agents party thereto and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty referred to therein.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans. Section 4.14 of the Guaranty provides that certain Restricted Subsidiaries of a Borrower that were not in existence or not Wholly-Owned Domestic Restricted Subsidiaries on the date of the Credit Agreement or that guarantee the payment of certain Indebtedness of the Borrower or any Subsidiary Guarantor are required (pursuant to the terms of the Credit Agreement), to become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Guaranty Supplement. Each undersigned Subsidiary of the Borrower or any Guarantor (each “New Guarantor”) is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

Accordingly, the Administrative Agent and each New Guarantor agree as follows:

SECTION 1. Obligations under the Guaranty. In accordance with Section 4.14 of the Guaranty, each New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby agrees as follows:

Along with all Guarantors named in the Guaranty, to jointly and severally unconditionally guarantee to each Senior Credit Party and to the Administrative Agent and its successors and assigns, irrespective of the validity and enforceability of the Loan Documents or the obligations of the Borrower hereunder or thereunder, the due and punctual payment and performance of the Loan Obligations, and that all other obligations of the Borrower to the Senior Credit Parties or the Administrative Agent under the Loan Documents shall be promptly paid in full or performed, all in accordance with the terms thereof. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and such New Guarantor shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan Documents, the absence of any action to enforce the same, any waiver or consent by any Senior Credit Party with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever.

The obligations of such New Guarantor hereunder shall not be discharged except by complete performance of the obligations contained in the Guaranty, the Loan Documents and this Guaranty Supplement and such New Guarantor accepts all obligations of a Guarantor under the Guaranty.

If any Senior Credit Party or the Administrative Agent is required by any court or otherwise to return to the Borrower, the Guarantors (including such New Guarantor), or any custodian, trustee, liquidator or other similar official acting in relation to either the Borrower or the Guarantors, any amount paid either to the Administrative Agent or such Senior Credit Party, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Such New Guarantor shall not be entitled to any right of subrogation in relation to the Senior Credit Parties in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

As between such New Guarantor, on the one hand, and the Senior Credit Parties and the Administrative Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VIII of the Credit Agreement for the purposes of the obligations of such New Guarantor hereunder, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VIII of the Credit Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by such New Guarantor for the purpose of the obligations of such New Guarantor hereunder.

Such New Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Senior Credit Parties under this Guarantee.

Pursuant to Section 2.3(d) of the Guaranty, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Guaranty, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such New Guarantor under this Guarantee shall not constitute a fraudulent transfer or conveyance.

This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower for liquidation, reorganization, should the Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Loan Obligations are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Loan Obligations and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Loan Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of this Guaranty Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The obligations of such New Guarantor hereunder shall be a general senior secured obligation of such New Guarantor, ranking pari passu with any other future Senior Indebtedness of such New Guarantor, if any, and senior in right of payment to all existing and future Subordinated Indebtedness of such New Guarantor.

Each payment to be made by such New Guarantor in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 2. Representations and Warranties. Each New Guarantor represents and warrants to the Administrative Agent and the other Senior Credit Parties that this Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. Execution and Delivery.

This Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Guaranty Supplement that bears the signature of the New Guarantors and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Guaranty Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Guaranty Supplement.

Each New Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee.

SECTION 4. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 7.04(c) of the Credit Agreement, each New Guarantor shall not consolidate or merge with or into or wind up into (whether or not such New Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) (A) such New Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such New Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such New Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such New Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B) the Successor Person, if other than such New Guarantor, expressly assumes all the obligations of such New Guarantor under the Guaranty, the Collateral Documents pursuant to a Supplemental Guaranty or other documents or instruments in a form reasonably satisfactory to the Administrative Agent;

(C) immediately after such transaction, no Default or Event of Default exists;

(D) the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental documents, if any, comply with the Guaranty; and

(E) the Collateral transferred to the Successor Person shall (i) continue to constitute Collateral under the Loan Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Senior Credit Parties with the same relative priorities as existed immediately prior to such transaction, and (iii) not be subject to any Lien, other than Liens permitted by the terms of the Credit Agreement; or

(ii) the transaction is made in compliance with Section 7.05 of the Credit Agreement.

(b) Subject to certain limitations described in the Guaranty, the Successor Person shall succeed to, and be substituted for, such New Guarantor under the Guaranty and such New Guarantor’s Guarantee. Notwithstanding the foregoing, such New Guarantor may (i) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Borrower, (ii) merge with an Affiliate of the Borrower solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in Section 7.04(c) of the Credit Agreement.

SECTION 5. Releases. The Guarantee of each New Guarantor shall be automatically and unconditionally released and discharged, and no further action by such New Guarantor, the Borrower or the Administrative Agent is required for the release of such New Guarantor’s Guarantee, upon:

(1) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such New Guarantor, after which the applicable New Guarantor is no longer a Restricted Subsidiary, if such sale, exchange or transfer is made in compliance with the applicable provisions of the Credit Agreement;

(B) the release or discharge of the guarantee by such New Guarantor of the Indebtedness that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; or

(C) the proper designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 7.06 of the Credit Agreement and the definition of “Unrestricted Subsidiary” in Section 1.01 thereof; and

(2) such New Guarantor delivering to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Guaranty relating to such transaction have been complied with.

SECTION 6. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any New Guarantor shall have any liability for any obligations of the Borrower or the Guarantors (including the New Guarantors) under the Loan Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Senior Credit Party waives and releases all such liability. The waiver and release are part of the consideration for the Loans.

SECTION 7. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. THIS GUARANTY SUPPLEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. The parties may sign any number of copies of this Guaranty Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10. Administrative Agent. The Administrative Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Guaranty Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors.

SECTION 11. Subrogation. Each New Guarantor shall be subrogated to all rights of the Senior Credit Parties against the Borrower in respect of any amounts paid by such New Guarantor pursuant to the provisions of Section 1 hereof and Section 2.5 of the Guaranty; provided that, if an Event of Default has occurred and is continuing, such New Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Borrower under the Loan Documents shall have been paid in full.

SECTION 13. Benefits Acknowledged. Each New Guarantor’s Guarantee is subject to the terms and conditions set forth in the Credit Agreement. Each New Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and this Guaranty Supplement and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

SECTION 14. Successors. All agreements of each New Guarantor in this Guaranty Supplement shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Guaranty Supplement. All agreements of the Administrative Agent in this Guaranty Supplement shall bind their respective successors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty Supplement as of the date first above written.

FIBERWEB HOLDINGS, INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title: Chief Financial Officer

FIBERWEB USA HOLDINGS, INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

FIBERWEB INDUSTRIAL TEXTILES CORPORATION

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

FIBERWEB, INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

OLD HICKORY STEAMWORKS, LLC

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

[Signature Page to Term Loan Guaranty Supplement]

FIBERWEB WASHOUGAL, INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Chief Financial Officer

[Signature Page to Term Loan Guaranty Supplement]

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Caesar Wyszomirski
Name:	Caesar Wyszomirski
Title:	Vice President

[Signature Page to Term Loan Guaranty Supplement]